UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52170	20-5997364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois		60654
(Address of principal executive offices)		(Zip Code)

(312) 642-3700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

InnerWorkings, Inc. (the “Company”) is filing this Current Report on Form 8-K to reflect the retrospective adoption of a new accounting pronouncement with respect to the financial information contained in its Annual Report on Form 10-K for the year ended December 31, 2011. As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, effective January 1, 2012, the Company adopted the Financial Accounting Standards Board’s amended standard on the presentation of comprehensive income in financial statements to improve the comparability, consistency and transparency of financial reporting and to increase the prominence of items that are recorded in other comprehensive income. This guidance requires, among other things, that the Company disclose the components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements.

The retrospective application of the new accounting guidance was not material and has not yet been reflected in the Company’s annual financial statements. The following presents the unaudited Consolidated Statements of Comprehensive Income for the Company for each of the three years in the period ended December 31, 2011, which should be read in conjunction with the information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

InnerWorkings, Inc.

Consolidated Statement of Comprehensive Income

	Years Ended December 31,
	2009	2010	2011
Net Income	$6,309,458	$11,210,489	$16,393,007
Other comprehensive income (loss), before tax
Foreign currency translation adjustments	(593,663)	(112,622)	(540,032)
Unrealized gains (losses) on marketable securities
Unrealized holding gains (losses) arising during the period	7,913,614	(86,466)	807,557
Less: Reclassification adjustments for gains included in net income	—	(3,578,431)	(3,909,678)
Unrealized gains (losses) on marketable securities, net	7,913,614	(3,664,897)	(3,102,121)
Other comprehensive income (loss), before tax	7,319,951	(3,777,519)	(3,642,153)
Income tax expense related to components of other comprehensive income	(2,918,571)	1,494,475	976,103
Other comprehensive income (loss), net of tax	4,401,380	(2,283,044)	(2,666,050)

Comprehensive income	$10,710,838	$8,927,445	$13,726,957

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: May 30, 2012	By:	/s/ Joseph M. Busky
	Name: Title:	Joseph M. Busky Chief Financial Officer